EXHIBIT 10.2

DEMAND PROMISSORY NOTE:  $203,969.68 (U.S.) May 15, 2013

FOR VALUE RECEIVED, the undersigned, Bion Environmental Technologies, Inc., whose address is PO Box 566, Crestone, Colorado 81131 (hereinafter referred to as "Maker"), hereby promises to pay to the order of Dominic Bassani  (hereinafter referred to as "Payee"), at 64 Village Hill Drive, Dix Hills, New York 11746  or such other place or places as Payee from time to time may designate in writing, the principal sum of Two Hundred Three  Thousand Nine  Hundred Sixty Nine  and Sixty Eight  Cents ($203,969.68 ) together with interest calculated at eight percent (8%) per annum, in lawful money of the United States of America, payable as follows:  within 5 business days of written demand by Payee. If not sooner paid, all principal and accrued interest shall be due and payable on July 1, 2013.

Except as set forth in the preceding paragraph, this Note may not be prepaid in part or full unless Payee, in his sole discretion, elects to permit prepayment.

If any installment of principal or interest on this Note is not paid when due, and any such default should continue after any notice specified herein has been given, and/or any period of time specified herein so elapsed, at the option of the holder hereof, this Note shall become immediately due and payable forthwith without any further demand, notice of nonpayment, presentment, protest, or notice of dishonor, all of which are hereby expressly waived by the Maker.  If this Note is not paid at maturity, whether by acceleration or otherwise, and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings had in probate, bankruptcy, receivership, reorganization, arrangement, or other legal proceedings for the collection hereof, the Maker and each endorser agrees to pay the holder a reasonable amount of attorney's fees incurred by the holder hereof.  The failure of the holder of this Note to exercise any such option upon default shall not be taken or construed to be a waiver of the right to exercise such option for any subsequent default, and for this purpose, the failure to pay each separate installment required hereunder and due shall be treated and considered as a separate default hereunder.

All persons or entities now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors, and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and consent that the time of said payments or any part thereof may be extended by the holder hereof, without in any wise modifying, altering, releasing, affecting or limiting their respective liability.

If any installment or installments of this Note, or any portion or portions thereof, is or are not paid within ten (10) days of the time specified therefor (whether by maturity or acceleration), all principal portions of such installments thereafter shall bear interest at fifteen percent (15%) per annum until paid.

This Note shall be governed and controlled as to validity, enforcement, interpretation, effect and in all other respects by the statutes, laws and decisions of the State of New York.

MAKER:

Bion Environmental Technologies, Inc.

By:_____________________________

     Mark A. Smith, President